UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 5, 2009

(Date of Report; Date of Earliest Event Reported)

STEIN MART, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	0-20052	64-0466198
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Riverplace Blvd., Jacksonville, Florida 32207

(Address of Principal Executive Offices Including Zip Code)

(904) 346-1500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Chief Financial Officer. On August 5, 2009, Stein Mart, Inc. (the “Company”) issued a press release, a copy of which is attached as Exhibit 99.1, announcing the appointment of Gregory W. Kleffner as Senior Vice President, Finance and Chief Financial Officer (“CFO”) of the Company. Mr. Kleffner, 54, has been a Kellwood Company executive for 6 years, most recently as CFO. Prior to joining Kellwood Company, he spent 25 years with Arthur Andersen LLP, leaving as an Audit and Advisory Partner. He assumed his new responsibilities on August 10, 2009. Mr. Kleffner succeeds Mr. James G. Delfs, who has held the CFO position since 1995, but announced in June that he would be retiring this year.

Employment Agreement. In connection with Mr. Kleffner’s appointment, the Company and Mr. Kleffner executed an employment agreement (the “Employment Agreement”), a copy of which is attached as Exhibit 10.1. The Employment Agreement, among other things, provides for: (i) a term of two years, (ii) an annual base salary of $350,000 per year, (iii) severance compensation equal to 100% of annual base salary and continuation of insurance benefits for one year if the Employment Agreement is not renewed at expiration or executive is terminated without cause by the Company or with good reason by the Executive, (iv) if terminated with cause by the Company or without good reason by the executive only base salary through the termination date is due, (v) if terminated without cause by the Company or with good reason by the executive following a change of control, severance compensation equal to (a) 200% of annual base salary and (b) 200% of bonuses earned in the year of termination, (vi) restrictive covenants against competing with the Company or recruiting any Company personnel for two years following termination, and (vii) vesting of all unvested options or restricted shares upon death or disability. The executive remains eligible for other benefit plans and incentive plans in effect from time to time.

Option Award Agreement. On July 31, 2009, Mr. Kleffner was granted an option to purchase 30,000 shares of the Company’s common stock, at an exercise price of $11.03, under the Company’s 2001 Omnibus Plan. The option has a term of ten years and is valued at $209,700. The form of the Option Award Agreement for Key Employees, pursuant to Stein Mart, Inc. 2001 Omnibus Plan, is incorporated by reference to the Company’s Form S-8 Registration Statement filed on August 7, 2001.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	Employment Agreement, dated July 31, 2009 between Stein Mart, Inc. and Gregory W. Kleffner

99.1	Press Release dated August 5, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEIN MART, INC. (Registrant)

Date: August 11, 2009	By:	/s/ David H. Stovall, Jr.
David H. Stovall, Jr. President and Chief Executive Officer

EXHIBIT INDEX

10.1	Employment Agreement, dated July 31, 2009, between Stein Mart, Inc. and Gregory W. Kleffner

99.1	Press Release dated August 5, 2009

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